UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	October 26, 2018
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

MidSouth Bancorp, Inc. (“MidSouth” or the “Company”) entered into Observer Rights Agreements (the “Agreements”) with Basswood Capital Management, L.L.C. (“Basswood”) and Jacobs Asset Management, LLC (“JAM”) as of October 26, 2018. Under the terms of the Agreements, MidSouth has granted both Basswood and JAM the right to have one non-voting observer attend MidSouth’s board of director meetings for a minimum of two years, provided that Basswood and JAM may choose to terminate the Agreements any time after nine months. Under the Agreements, Basswood and JAM are subject to certain agreements for the duration of the observer status, including, among other things, prohibitions on making shareholder proposals, soliciting proxies, proposing nominees for election to the Board or proposing business combination transactions involving the Company.

The foregoing summary of the Agreements is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Agreements filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 8.01 – OTHER EVENTS.

MidSouth will be requesting approval from the appropriate regulatory authorities for Ryan C. Medo and John A. Heffern to join the Boards of Directors of the Company and its bank subsidiary.

Mr. Medo (42), is the founder of RTO I, LLC, a real estate investment and management company based in Birmingham, Alabama, and has also served as its Managing Member since 2015. Mr. Medo was introduced to MidSouth by JAM. Mr. Medo was an investment banker with Sterne Agee from 1999 to 2015 and served on the Board of Directors of Sterne Agee until their sale to Stifel Nicolaus & Co in 2015. Mr. Medo was also an organizer of CommerceOne Bank, Inc., a Birmingham, Alabama based community bank, which commenced operations in June 2018. Mr. Medo has a Bachelor’s degree in Finance from the University of Alabama and a Master’s Degree in Business Administration from University of New Orleans.

Mr. Heffern (57), is the founder of KCA/Princeton Advisors, LLC, a private fund manager focused on the U.S. financial services sector based in Princeton, New Jersey, and has served as its Principal since January 2017. Prior to founding KCA, Mr. Heffern was a Managing Partner/Senior Portfolio Manager at Chartwell Investment Partners from 2005 through 2016 and managed the firm’s growth investing strategies for institutional separate account clients and as subadvisor to leading mutual fund companies with multi-manager strategies in the areas of domestic small cap growth and mid cap growth equities. From 1997 to 2005, he served as a Senior Vice President and Senior Portfolio Manager with the growth investing group at Delaware Investment Advisers, and was a founder of the Delaware American Services Fund, a mutual fund specializing in banking and non-banking financial companies as well as non-financial service companies. From 1994 to 1997, he served as a Senior Vice President/Senior Equity Analyst at NatWest Securities Limited, Research Division, covering banks and specialty financial services companies. From 1988 to 1994, Mr. Heffern was a Principal and Senior Equity Analyst at Alex. Brown & Sons, Inc, Research Division, where he specialized in US banks and thrifts. He holds an M.B.A. in Finance and a BA in Economics from the University of North Carolina at Chapel Hill. Mr. Heffern has also served as a member of the Board of Directors of First BanCorp (NYSE: FBP), the bank holding company for FirstBank Puerto Rico headquartered in San Juan, Puerto Rico since October 2017.

On October 30, 2018, MidSouth issued a press release announcing the foregoing matters. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Observer Rights Agreement, dated as of October 26, 2018, by and between MidSouth and Basswood

10.2 Observer Rights Agreement, dated as of October 26, 2018, by and between MidSouth and JAM

99.1 Press Release, dated October 30, 2018

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	October 31, 2018